EXHIBIT 10.113

August 4, 2003

Mr. Jim Warren

25965 Terra Bella

Laguna Hills, CA 92653

Re: Addendum to May 14, 2003 Employment Agreement

Dear Jim:

This agreement, (the “Agreement”) sets forth the terms and conditions of your employment with Pan American Bank, FSB (“Employer”) and its subsidiary United Auto Credit Corporation (“UACC”), both of which may be referred to interchangeably hereinafter as “Employer”. By signing this Agreement, you will be agreeing to these terms. It is important that you understand clearly both what your benefits are and what is expected of you by the Employer. The effective date of this Agreement (the “Effective Date”) shall be December 1, 2003, and will replace your previous Agreement.

1.	Term. This Agreement shall have a term of one (1) year, commencing December 1, 2003 and ending on November 30, 2004.

2.	Compensation.

a.	Base Salary. The Bank will pay you $150,000 per annum from December 1, 2003 through November 30, 2004.

b.	Bonus. You will be paid your full bonus for 2003 on or before February 29, 2004.

c.	Automobile Allowance. Your automobile allowance of $200 per month will stop on November 30, 2003.

d.	Vacation. Your vacation accrual of three (3) weeks will stop on November 30, 2003. You will be paid for all unused accrued vacation on November 30, 2003.

e.	Floating Holidays. Your floating holiday accrual will stop on November 30, 2003. You will not receive the floating holidays for 2004. You will be paid for all unused accrued floating holidays on November 30, 2003.

f.	Medical/Dental Benefits. You will continue to receive medical/dental benefits until November 30, 2004.

Mr. Jim Warren

Employment Agreement

August 4, 2003 – Page 2

g.	Life, Supplemental, Long Term Disability. You will continue to receive these benefits until November 30, 2004.

h.	40l(k). Your 401(k) Employee Deferral and Employer Match will continue until November 30, 2004.

3.	Options. The 180,000 options issued to you at $10.00 per share will only vest through March 31, 2003 or 40% vesting i.e. 72,000 shares. Vesting will discontinue after this date.

Very truly yours,

/s/ Ray Thousand

Ray Thousand

President/CEO

I agree to the terms of employment set forth in this Agreement subject to approval of the Board of Directors of Pan American Bank.

/s/ John J. Warren	August 5, 2003
Employee’s Signature	Date